Senesco Technologies Reports Fiscal Year 2012 Financial Results

BRIDGEWATER, N.J. (September 18, 2012) – Senesco Technologies, Inc. ("Senesco" or the "Company") (NYSE MKT: SNT) today announced financial results for the 12 months ended June 30, 2012 (“Fiscal 2012”).

Fiscal Fourth Quarter and Recent Highlights

•	The Company completed the first cohort of patients in its Phase 1b/2a clinical trial for the treatment of multiple myeloma in which SNS01-T, the Company’s lead drug candidate, was well tolerated and met the criteria for Stable Disease in 2 of the 3 evaluable patients that comprised cohort 1.

•	The Company began dosing patients in the second cohort at the next higher dose level in its Phase 1b/2a clinical trial for the treatment of multiple myeloma.

•	The Company was informed that the U.S. Food and Drug Administration (FDA) has granted orphan-drug designation for SNS01-T for treatment of both mantle cell lymphoma (MCL) and diffuse large B-cell lymphoma (DLBCL).

•	The Company reported that the combination of bortezomib (the active component of VELCADE® marketed by Millennium, the Takeda Oncology Company) and SNS01-T performs significantly better than either treatment alone in mouse xenograft models.

•	The Company reported that combining SNS01-T with lenalidomide (the active ingredient in REVLIMID® marketed by Celgene Corporation) inhibits tumor growth more effectively than either drug alone in mouse xenograft models.

•	The Company delivered a presentation at the 14th Annual Rodman & Renshaw Healthcare Conference.

•	A poster describing the ongoing SNS01-T study in multiple myeloma was presented at the 2012 Annual Meeting of the American Society of Clinical Oncology.

•	The Company completed a warrant exchange program in August 2012 whereby outstanding warrants to purchase 17,262,500 shares of common stock were exchanged for shares of common stock and certain Series A Convertible Preferred Stock and all outstanding shares of Series B Convertible Preferred Stock were converted into an aggregate of 20,686,807 shares of common stock. Subsequent to the warrant exchange and as of September 15, 2012, the capitalization table of the Company consisted of the following:

Common Stock outstanding	116,753,186
Preferred Stock *	3,826,923
Warrants	39,963,481
Options	15,647,742
Fully diluted	176,191,332

* Represents 995 shares of Series A 10% Convertible Preferred Stock, with a stated value of $1,000 per share. Such 10% Convertible Preferred Stock is currently convertible into common stock at a conversion rate of $0.26 per common share.

“We have achieved some very important milestones this past fiscal year and are extremely pleased with the results of the first cohort of the Phase 1b/2a clinical trial in the multiple myeloma study with SNS01-T,” stated Leslie J. Browne, Ph.D, President and Chief Executive Officer of Senesco Technologies, Inc. Dr. Browne continued, “We have begun treating patients in the second cohort of the Phase 1b/2a clinical trial in multiple myeloma, and we are looking forward to reporting the results over the coming months as our lead candidate progresses through the Phase 1b/2a dose-escalation study. Based on the Phase 1b/2a study and our pre-clinical research results, the planning for our next clinical trial for Multiple Myeloma or Diffuse Large B-cell Lymphoma is underway. We hope to initiate a Phase 2 clinical trial in or around the second half of 2013. If the clinical trial program remains on track, the Company hopes to file a New Drug Application by the end of 2016 or during 2017. .

Fiscal 2012 Financial Results

Revenue for Fiscal 2012 was $200,000, which consisted of a milestone payment in connection with an agricultural license agreement. There was no revenue during Fiscal 2011.

Research and development expenses for Fiscal 2012 were $2,566,247, compared with $3,720,394 for Fiscal 2011, a 31% decrease. The decrease was primarily due to a decrease in costs incurred in connection with the Company’s development of SNS01-T for multiple myeloma. Specifically, during Fiscal 2011, the Company incurred significant costs related to its filing and follow-up of its investigational new drug application, pivotal toxicology study and other preclinical work that it did not incur during Fiscal 2012. This was partially offset by costs incurred related to the performance of the Phase 1b/2a clinical trial for multiple myeloma which were not incurred during Fiscal 2011.

General and administrative expenses were $2,724,144 for Fiscal 2012 compared with $2,610,222 for Fiscal 2011, a 4% increase. The increase was primarily due to an increase in stock-based compensation, payroll, professional fees and depreciation and amortization, which was partially offset by a decrease in investor relations and other general and administrative expenses.

The loss applicable to common shares for Fiscal 2012 was $6,691,860 or $0.08 per share compared with a loss applicable to common shares for Fiscal 2011 of $9,907,276 or $0.14 per share. This decrease in the loss applicable to common shares was primarily the result of a decrease in research and development costs, other non-operating expenses and the cost of dividends on preferred stock.

As of June 30, 2012, the Company had cash and cash equivalents in the amount of $2,001,325, compared to cash and cash equivalents of $3,609,954, as of June 30, 2011. Senesco has initiated a Phase 1b/2a clinical study with SNS01-T in multiple myeloma patients. Patients are currently being treated in the second cohort of the trial. The Company plans to fund research and development and commercialization activities by utilizing their current cash balance and investments, by achieving milestones set forth in current licensing agreements, through the execution of additional licensing agreements, and through the placement of equity and / or debt instruments. The Company believes that it has sufficient cash on hand to maintain operations through November 2012. However, the Company believes it has the ability to raise additional capital, utilize its unused line of credit and, if necessary, delay certain costs which will provide the Company with enough cash to fund its operations at least through March 31, 2013.

About SNS01-T

SNS01-T is a novel approach to cancer therapy that is designed to selectively trigger apoptosis in B-cell cancers such as multiple myeloma, and, mantle cell and diffuse large B-cell lymphomas. Senesco is the sponsor of the Phase 1b/2a study that is actively enrolling patients at Mayo Clinic in Rochester, MN, the University of Arkansas for Medical Sciences in Little Rock, and the Mary Babb Randolph Cancer Center in Morgantown, WV. http://www.clinicaltrials.gov/ct2/show/NCT01435720?term=SNS01-T&rank=1

About Multiple Myeloma

Multiple myeloma is an incurable cancer of plasma cells, a type of white blood cell derived from B-lymphocytes, normally responsible for the production of antibodies, in which abnormal cells accumulate in the bone marrow leading to bone lesions and interfering with the production of normal blood cells. Senesco was previously granted orphan drug status for SNS01-T, the Company’s lead drug candidate for treatment of multiple myeloma.

About Diffuse Large B-Cell Lymphoma (DLBCL)

Diffuse large B-cell lymphoma is the most common type of non-Hodgkin lymphoma (NHL) accounting for up to 30 percent of newly diagnosed cases. DLBCL is a fast-growing B-cell lymphoma that can arise in lymph nodes or outside of the lymphatic system in several organs. It can progress rapidly if untreated. The prevalence of DLBCL in the United States is approximately 137,000 patients

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is running a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T, which targets B-cell cancers by selectively inducing apoptosis by modulating eukaryotic, translation, initiation Factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and biofuels development, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE MKT, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Company:

Senesco Technologies, Inc.

Leslie J. Browne, Ph.D.

President & CEO

908-393-9393

info@senesco.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	June 30,
	2012	2011

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,001,325	$3,609,954
Prepaid research services and supplies and expenses	1,548,524	1,446,064

Total Current Assets	3,549,849	5,056,018

Equipment, furniture and fixtures, net	5,857	3,782
Intangibles, net	3,393,992	3,524,731
Deferred income tax assets, net	-	-
Security deposit	5,171	12,358

TOTAL ASSETS	$6,954,869	$8,596,889

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$594,514	$559,525
Accrued expenses	369,695	509,806
Line of credit	2,199,108	2,199,108

Total Current Liabilities	3,163,317	3,268,439

Warrant liabilities	238,796	711,259
Grant payable	99,728	99,728

TOTAL LIABILITIES	3,501,841	4,079,426

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 3,379 and 3,690 shares outstanding, respectively	34	37
(liquidation preference of $3,463,475 and $3,782,250
at June 30, 2012 and June 30, 2011, respectively)
Series B 1,200 shares issued and outstanding	12	12
(liquidation preference of $1,230,000 and $1,230,000
at June 30, 2012 and June 30, 2011, respectively)
Common stock, $0.01 par value, authorized 350,000,000 shares,
issued and outstanding 94,112,483 and 77,769,677, respectively	941,125	777,697
Capital in excess of par	69,952,152	64,488,152
Deficit accumulated during the development stage	(67,440,295)	(60,748,435)

Total Stockholders' Equity	3,453,028	4,517,463

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,954,869	$8,596,889

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

				Cumulative
	Fiscal Year Ended June 30,			Amounts from
	2012	2011	2010	Inception

Revenue	$200,000	$-	$140,000	$1,790,000

Operating expenses:
General and administrative	2,724,144	2,610,222	2,349,116	31,614,677
Research and development	2,566,247	3,720,394	2,637,407	21,235,605
Total operating expenses	5,290,391	6,330,616	4,986,523	52,850,282

Loss from operations	(5,090,391)	(6,330,616)	(4,846,523)	(51,060,282)

Other non-operating income (expense)

Grant income	-	244,479	-	244,479

Fair value – warrant liability	472,463	609,239	2,516,661	8,330,130

Sale of state income tax loss – net	-	-	-	586,442

Other noncash (expense) income, net	-	(115,869)	-	205,390

Loss on extinguishment of debt	-	-	(361,877)	(361,877)

Write-off of patents abandoned	(321,137)	(1,588,087)	-	(1,909,224)

Amortization of debt discount and financing costs	-	-	(10,081,107)	(11,227,870)

Interest expense – convertible notes	-	-	(586,532)	(2,027,930)

Interest (expense) income - net	(127,068)	(88,122)	(24,135)	283,988

Net loss	(5,066,133)	(7,268,976)	(13,383,513)	(56,936,754)

Preferred dividends	(1,625,727)	(2,638,300)	(6,239,514)	(10,503,541)

Loss applicable to common shares	$(6,691,860)	$(9,907,276)	$(19,623,027)	$(67,440,295)

Basic and diluted net loss per common share	$(0.08)	$(0.14)	$(0.67)

Basic and diluted weighted-average number
of common shares outstanding	85,703,291	69,332,477	29,112,976